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                                  EXHIBIT 99.3

                     CONVERTIBLE DEBENTURE ESCROW AGREEMENT


                  THIS AGREEMENT is made as of the 31st day of January, 1997 by and between CRITICARE SYSTEMS, INC., with its principal office at 20925 Crossroads circle, Waukesha, WI 53186 (hereinafter the "Company"), PARESCO, INC., with its principal office at 101 Hudson Street, Jersey City, NJ 07302 (hereinafter the "Purchaser") and SHELDON E. GOLDSTEIN, P.C., 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "Escrow Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Purchaser will be purchasing Debentures (the "Securities") from the Company at a purchase price as set forth in a Convertible Debenture Purchase Agreement (the "Subscription Agreement") signed by the Company and Purchaser; and

                  WHEREAS, it is intended that the purchase of Securities be consummated in accordance with the requirements set forth by Regulation D promulgated under the Securities Act of 1933, as amended; and

                  WHEREAS, the Company has requested that the Escrow Agent hold the funds of Purchaser in escrow until the Escrow Agent has received the Securities. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's discretion immediately available funds to the Company's account and arrange for delivery of the Securities to Purchaser as per the Purchaser's instructions.

                  NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                               TERMS OF THE ESCROW

                  1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Securities.

                  1.2 Upon Escrow Agent's receipt of funds into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

                  1.3 The Company, upon receipt of said notice and acceptance of Convertible Debenture Purchase Agreement, as evidenced by the Company's execution thereof, shall deliver to the Escrow Agent the Securities being purchased. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

                  1.4 Once Escrow Agent confirms the validity of the issuance of the Securities, he shall immediately wire that amount of funds necessary to purchase the Securities per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" to Escrow Agent directing payment of legal fees and fees of placement agent, with the balance payable to the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Purchaser.

                  1.5 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company or Purchaser attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company


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and the Purchaser in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, its only duty, until receipt of notice from the Company and the Purchaser or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the funds. Upon receipt by the Escrow Agent of said notice from the Company and the Purchaser of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the funds, the Escrow Agent shall promptly thereafter transfer all of the funds held in escrow to said successor escrow agent. Immediately after said transfer, the Escrow Agent shall furnish the Company and the Purchaser with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Purchaser after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Purchaser to transfer the funds to a successor escrow agent or to return same to the respective parties.

                  1.6 The Escrow Agent shall be reimbursed by the Company and the Purchaser for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

                  1.7 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

                  1.8 The Company and the Purchaser warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

                           (i) there is no security interest in the Securities or any part thereof;

                           (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

                           (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

                  1.9 The Escrow Agent has no liability hereunder to either party other than to hold the funds and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow.

                                    ARTICLE 2

                                  MISCELLANEOUS

                  2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

                  2.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:


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                  (i)      Criticare Systems, Inc.
                           20925 Crossroads Circle
                           Waukosha, WI  53186
                           Attn:  Gerhard J. Von Der Ruhr
                           (fax) (414) 998-8290

                           copy to:

                           Robert E. Bellin, Esq.
                           Reinhart Boerner VanDeuren Norris & Rieselbach, S.C. 1000 North Water Street, Suite 2100
                           Milwaukee, WI  53202

or to such other person at such other place as the Company shall designate to the Purchaser in writing;

                  (b)      if to the Purchaser, to

                           Paresco, Inc.
                           101 Hudson Street
                           Jersey City, NY  07302

                           copy to:

                           Sheldon E. Goldstein, P.C.
                           65 Broadway, 10th Fl.
                           New York, NY  10006
                           Attn:  Sheldon E. Goldstein, Esq.

                  2.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

                  2.4 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

                  2.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

                  2.6 The Company acknowledges and confirms that it is not being represented in a legal capacity by Sheldon E. Goldstein, P.C. and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

                  2.7 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, existing out of, or relating in any way to, any provisions of this Agreement shall be brought through the American Arbitration Association at the designated locale of New York, New York.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of January, 1997.

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                                             CRITICARE SYSTEMS, INC.


                                             By  /s/ Gerhard J. Von der Ruhr
                                                -----------------------------
                                               Officer - President

                                             PURCHASER:

                                             PARESCO, INC.


                                             By  /s/ George T. Hartigan
                                                -----------------------------
                                               Officer - Director of Operations

                                             SHELDON E. GOLDSTEIN, P.C.,
                                             ESCROW AGENT


                                             By  /s/ Sheldon E. Goldstein
                                                -----------------------------
                                                  Sheldon E. Goldstein